UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 5, 2008

GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Livingston Court, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (770) 644-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
     In connection with the combination of Graphic Packaging Corporation (the “Company”), and Altivity Packaging, LLC (“Altivity”), on March 5, 2008, the Company and Altivity entered into an Asset Preservation Stipulation and Order (the “Stipulation Order”) with the Antitrust Division of the United States Department of Justice (the “DOJ”). The Stipulation Order was signed by the United States District Court for the District of Columbia on March 5, 2008. The Company and Altivity have stipulated to the entry of a Final Judgment (the “Consent Decree”), which remains to be reviewed and approved by the Court subject to the provisions of the Tunney Act.
     Under the Consent Decree, the Company and Altivity are required to divest two of Altivity’s coated-recycled paperboard mills and certain related assets (the “Divestiture”), in accordance with procedures and terms set forth in the Consent Decree. Until the Divestiture is completed, the Company and Altivity will be required under the Stipulation Order to take all steps necessary to preserve, maintain and continue to operate such mills as economically viable, competitive and ongoing facilities. The Company expects to divest Altivity’s Wabash, Indiana and Philadelphia, Pennsylvania mills pursuant to the Consent Decree.
     The above descriptions of the Stipulation Order and the Consent Decree are qualified in their entirety by reference to the full texts of the Stipulation Order and the Consent Decree, attached hereto as Exhibits 99.1 and 99.2 respectively, and incorporated herein by reference.
     On March 5, 2008, the Company issued a press release announcing the agreements with the DOJ. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits
(d)    Exhibits.

99.1	Asset Preservation Stipulation and Order, dated March 5, 2008, among the DOJ, Graphic Packaging International, Inc. and Altivity.

99.2	Final Judgment (Consent Decree) of the United States District Court for the District of Columbia stipulated to by the parties to the Asset Preservation Stipulation and Order.

99.3	Press release, dated March 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING CORPORATION (Registrant)
Date: March 5, 2008	By:	/s/ Stephen A. Hellrung
		Name:	Stephen A. Hellrung
		Title:	Senior Vice President, General Counsel and Secretary